Comstock Invests $15,000,000 in Initial Seed Round for Quantum Computing to
Accelerate Material Science Discovery and Development
Virginia City, NV (June 24, 2021) – Comstock Mining Inc. (NYSE: LODE) (“Comstock” or the “Company”) today announced its execution of agreements to purchase an additional 5% of its 45%-owned technology development partner, Quantum Generative Materials LLC (“GenMat”), in exchange for $50 million.
The Company will provide an initial $15 million in cash and stock over the next six months, and an additional $35 million upon GenMat’s realization of key development milestones. The proceeds will be used to expand on the development efforts of GenMat’s founders, with the primary goal of commercializing new quantum computing technologies to accelerate material science discovery and development.
Quantum Computing
Classical computing relies on binary states in order to complete logical operations and that state is either on or off. True or false. One or zero. In contrast, quantum computing is based on physical systems that can be in multiple states simultaneously, with each state having a probability of occurring after measurement. To a quantum computer, that state can simultaneously be black, white, and every shade of grey in between. The distinction is powerful, and it gives quantum computers the potential to process exponentially more operations far more efficiently than classical computers. GenMat is developing a proprietary quantum operating system to exploit that potential and harness emerging quantum computing technologies to develop breakthrough new materials for use in high-impact applications, including batteries, mining and carbon capture and utilization.
“Quantum computing has the profound potential to resolve urgent challenges of our time, such as global resource scarcity and climate change,” said Corrado De Gasperis, Comstock’s Executive Chairman and Chief Executive Officer. “We have been working for some time on the frontier of new materials development with GenMat’s world-class team and network of quantum computing professionals and material scientists. We believe that their work will make many positive and disruptive contributions, especially in our existing and planned industries. We are honored to participate and provide funding and commercialization support to such an exceptional and growing team of transformational professionals.”
Strategic to Existing Lines of Business
While GenMat’s intended offerings will be industry agnostic when it emerges from stealth mode, Comstock is laser focused on applications that accelerate the development of new clean technologies to address resource scarcity by facilitating climate smart mining, electrification, and decarbonization. Consequently, in addition to its investment, Comstock also secured exclusive rights to use GenMat’s quantum technologies to complement and enhance its existing operations and planned technological and new business developments.
“Comstock’s lithium-ion battery operations provide an excellent example of the application potential of GenMat’s work,” continued De Gasperis. World-wide lithium-ion battery (“LIB”) production capacity has increased tenfold in the past decade. According to a recent report from the International Energy Agency (“IEA”), demand for lithium is expected to increase to about 155 kilotons per year by 2030, in part to fill global demand for electric vehicles (“EVs”). ARK Invest recently concluded that EV sales will increase from about 2 million EVs per year to about 40% of global auto sales within five to six years. Tesla (NASDAQ: TSLA) CEO Elon Musk provided a similar estimate, tweeting his view that the industry could produce 30 million EVs per year by 2027. Hitting that output will require about 1.8 million tons per year of lithium carbonate equivalent (“LCE”), or about five times more than the entire lithium mining industry produces today, and more than fifteen times the total LCE used in producing new EVs in 2020. The mining and battery manufacturing industries can scale up to meet that demand, however, there are only about 80 million tons of identified lithium resources worldwide, and EV batteries are typically rated for eight to ten years of use.

Mr. De Gasperis concluded, “Among other applications, we plan to use GenMat’s platform to enhance our extraction and refining of lithium and other scarce electrification metals, and then to design and produce dramatically improved battery components with those and other metals. Even then, we would be barely scratching the surface of the potential that quantum computing technologies offer. We’re looking forward to supporting GenMat’s development, and using our license rights to systemically maximize financial, natural and social impact for all of our stakeholders.”
About Comstock Mining Inc.
Comstock (NYSE: LODE) is an emerging leader in the sustainable extraction, valorization, and production of innovation-based, clean, renewable natural resources, with a focus on high-value, cash-generating, strategic materials that are essential to meeting the rapidly increasing global demand for clean energy, carbon-neutrality, and natural products. To learn more, please visit www.comstockmining.com.
Comstock is also set to join the Russell Microcap® Index at the conclusion of the 2021 Russell indexes annual reconstitution, effective after the US market opens on June 28, according to a preliminary list of additions posted June 4, 2021. Membership in the Russell Microcap® Index, which remains in place for one year, means automatic inclusion in the appropriate growth and value style indexes. FTSE Russell determines membership for its Russell indexes primarily by objective, market-capitalization rankings and style attributes.
Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: consummation of all pending transactions; project, asset or Company valuations; future industry market conditions; future explorations, acquisitions, investments and asset sales; future performance of and closings under various agreements; future changes in our exploration activities; future estimated mineral resources; future prices and sales of, and demand for, our products; future impacts of land entitlements and uses; future permitting activities and needs therefor; future production capacity and operations; future operating and overhead costs; future capital expenditures and their impact on us; future impacts of operational and management changes (including changes in the board of directors); future changes in business strategies, planning and tactics and impacts of recent or future changes; future employment and contributions of personnel, including consultants; future land sales, investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives; the nature and timing of and accounting for restructuring charges and derivative liabilities and the impact thereof; contingencies; future environmental compliance and changes in the regulatory environment; future offerings of equity or debt securities; asset sales and associated costs; future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: counterparty risks; capital markets’ valuation and pricing risks; adverse effects of climate changes or natural disasters; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration or mining activities; contests over title to properties; potential dilution to our stockholders from our stock issuances and recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting businesses; permitting constraints or delays; decisions regarding business opportunities that may be presented to, or pursued by, us or others; the impact of, or the non-performance by parties under agreements relating to, acquisitions, joint ventures, strategic alliances, business combinations, asset sales, leases, options and investments to which we may be party; changes in the United States or other monetary or fiscal policies or regulations; interruptions in production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, cyanide, water, diesel fuel and electricity); changes in generally accepted accounting principles; adverse effects of terrorism and geopolitical events; potential inability to implement business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors or others; assertion of claims, lawsuits and proceedings; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; inability to maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund or any other issuer.

Contact information:
Comstock Mining Inc. P.O. Box 1118 Virginia City, NV 89440 ComstockMining.com	Corrado De Gasperis Executive Chairman & CEO Tel (775) 847-4755 degasperis@comstockmining.com	Zach Spencer Director of External Relations Tel (775) 847-5272 Ext.151 questions@comstockmining.com